                                                                   EXHIBIT 10.27

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT by and between Interplay Productions, Inc., a California corporation (the "Company"), and Christopher J. Kilpatrick (the "Executive"), dated as of the 1st day of May, 1994.

     WHEREAS, the Company and its controlling stockholder have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with MCA INC., a Delaware corporation ("MCA"), pursuant to which MCA has purchased shares of stock of the Company from the Company and from such stockholder (the "Stock Purchase"); and

     WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions under which the Executive will be employed by the Company;

                NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Employment Period.  The Company shall employ the Executive, and the
          -----------------
Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period commencing on May 1, 1994 and ending on the fifth anniversary of such date; provided, however, that this Agreement shall thereafter be continuously extended for additional one year terms thereafter unless terminated in accordance with the terms herein on or before the one year anniversary date before the natural date of termination (the "Employment Period").

     2.   Position and Duties.
          -------------------

          (a) During the Employment Period, the Executive shall be employed by the Company as Vice President - General Counsel, with such duties and responsibilities as may be determined by the Board of Directors of the Company (the "Board").

         (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote full business attention and time to the business and affairs of the Company, using the Executive's reasonable best efforts to carry out faithfully and efficiently the responsibilities assigned to the Executive under this Agreement. It shall not be considered a violation of the foregoing for the Executive to (i) serve on corporate boards with the approval of the Company,
(ii) serve on civic or charitable boards or committees, (iii) deliver lectures or fulfill speaking engagements, (iv) manage personal investments, so long as such activities do not interfere with the performance of the Executive's responsibilities under this Agreement or otherwise violate the terms of this Agreement and (v) receive compensation as a member of Stradling, Yocca, Carlson and Rauth, on a leave of absence, and in such capacity, consult with clients not in the interactive computer game industry. Specifically, the Executive shall transfer responsibility for clients in the interactive computer game industry to other members of such firm.

         (c) The Executive's services shall be performed primarily at the location specified on Schedule A. Travel in connection with the business of the Company may be reasonably requested from time to time by the Board.

   3.    Compensation.
         ------------

         (a)  Base Salary. During the Employment Period, the Executive shall
              -----------
receive, effective May 1, 1994, an annual base salary (the "Annual Base Salary") in an amount not less than $157,200, payable in accordance with the Company's payroll practices for executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be increased annually at a rate of not less than ten percent (10%) per year from the date of this Agreement. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase unless the annual base salaries of all executives of the Company are proportionally reduced, and in any event shall not be reduced below the amount specified in the first sentence of this paragraph. After any such increase, the term "Annual Base Salary" shall refer to the Annual Base Salary as so increased.

        (b)   Annual Bonus. In addition to the Annual Base Salary, the Executive
              ------------
shall receive annual bonuses (each, an "Annual Bonus") at the discretion of the Board.

        (c)   Other Benefits. The Executive shall be entitled to participate in
              --------------
any of the Company's medical, dental or other benefit plans approved by the Board or offered generally to executives of the Company. The Company will pay all expenses required to maintain Executive as an attorney in good standing with applicable bar and regulatory agencies, including continuing education tuition and reasonable travel costs.

        (d)   Expenses. During the Employment Period, the Executive shall be
              --------
entitled to receive prompt reimbursement for all normal and customary expenses incurred by the Executive in carrying out the Executive's duties under this Agreement, provided that the Executive complies with the policies, practices and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses.

        (e)   Fringe Benefits. During the Employment Period, the Executive shall
              ---------------
be entitled to the fringe benefits approved from time to time by the Board.

        (f)   Vacation. During the Employment Period, the Executive shall be
              --------
entitled to three (3) weeks vacation per year.

     4.    Termination of Employment.
           --------------------------

           (a)    Death or Disability.  The Executive's employment shall
                  --------------------
terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has failed, over a period of 180 consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and reasonably acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity constitutes a disability for purposes of the Company's long-term disability insurance coverage. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be effective upon receipt of such notice by the Executive (the "Disability Effective Date").

           (b)    By the Company.
                  ---------------

                  (i) The Company may terminate the Executive's employment during the Employment Period for Cause or without Cause. "Cause" shall mean (A) fraud, embezzlement or willful misconduct materially injurious to the Company on the part of the Executive, (B) the Executive's (x) persistent and continued failure to substantially perform his material duties to the best of his abilities for the Company when and to the extent reasonably requested by the Board to do so and (y) failure to correct same within thirty (30) days after notice from the Board requesting the Executive to do so (it being understood that this standard is intended to assure the Company of the reasonable attendance, efforts and good faith business attention of the Executive to his duties on behalf of the Company, but may not be relied upon by the Company to terminate the Executive based upon the operating performance of the Company), or
(C) the Executive's breach of any
material provision of this Agreement, which breach has not been cured in all material respects within thirty (30) days after notice of such breach is given to the Executive by the Company. No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The Executive shall not be deemed to have been terminated for Cause unless such notice is accompanied by a copy of the resolution duly adopted by the Board to such effect. Notwithstanding anything else contained herein to the contrary, the Executive shall not be in breach of this Agreement or of any duty to the Company for failure to disclose information acquired while acting as independent counsel for any competitor of the Company.

             (ii) A termination of the Executive's employment by the Company without Cause shall be effected by giving the Executive written notice of the termination.

      (c)    Good Reason.
             -----------

             (i) The Executive may terminate employment for Good Reason. "Good Reason" means:

        A. the assignment to the Executive of duties inconsistent in any material respect with paragraph (a) of Section 2 of this Agreement, other than actions that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

        B. any failure by the Company to comply with any provision of Section 3 of this Agreement other than failures that are not taken in bad faith and are remedied by the Company within five (5) business days after receipt of notice thereof from the Executive;

      C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations not complying with the provisions of paragraph (c) of Section 2 of this Agreement; or

      D. any failure by the Company to require any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform if no such succession had taken place.

          (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the tenth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given); provided,
                                                                    --------
that such a termination of employment shall not become effective if the Company shall have previously corrected to the reasonable satisfaction of the Executive the circumstance giving rise to the Notice of Termination.

     (d)  Effect on Options upon Termination or Change in Control.
          -------------------------------------------------------
Notwithstanding anything to the contrary in the options issued to the Executive, immediately upon termination of this Agreement by the Company for any reason other than cause, or by the Executive voluntarily without Good Reason, all options granted to Executive by the Company shall become immediately exercisable to the extent they would have become vested through the end of the initial Employment Period of this Agreement. If a change in control occurs during the Employment Period of this Agreement, the vesting of shares subject to options issued to the

Executive shall be accelerated to the date of the change in control. For purposes of this Agreement, a change in control will be deemed to have occurred if Brian Fargo is no longer either the majority owner of issued and outstanding shares of the Company or in control of the Board of Directors. The Company shall take all best efforts to repurchase Shares subject to unexercised options on a cashless exercise basis if the Shareholder's employment is terminated for any reason other than for cause, if requested by the Shareholder or his heirs.

        (e)   Date of Termination. The "Date of Termination" means the date of
              -------------------
the Executives's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is effective, or the date on which the Company gives the Executive notice of a termination of employment without Cause, as the case may be.

     5. Obligations of the Company upon Termination.
        -------------------------------------------

        (a)   Death, Disability, Cause. If, during the Employment Period, the
              ------------------------
Executive's employment is terminated because of death, Disability or for Cause, then expect as provided in Section 8, the Executive shall not be entitled to any compensation provided for under this agreement, other that Annual Base Salary through the effective date of any such termination or resignation, benefits under the long-term disability insurance coverage in the case of termination because of Disability, and (without limiting the provisions of Section 6 hereof) vested benefits, if any, required to be paid or provided by law.

        (b)   Without Cause; Good Reason. If, during the Employment Period,
              --------------------------
the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, the Executive shall not be entitled to any compensation provided for under this Agreement except as set forth in the following sentence. For the remainder of the Employment

Period, the Executive shall continue to be considered an employee of the Company, and the Company (i) shall continue to pay the Executive for and with respect to the unexpired portion of the Employment Period (in the same manner as specified herein) (A) an amount equal to one hundred and fifty percent (150%) of his Annual Base Salary and (B) an amount equal to seventy-five percent (75%) of the Executive's Imputed Annual Bonuses and (ii) shall continue during the unexpired portion of the Employment Period the welfare benefits set forth in
Section 3 (in the same manner as specified herein); provided that (x) if any
                                                    --------
such benefits cannot be provided under the terms of the applicable plans or applicable law, the Company shall provide the Executive with substitute benefits that are comparable and equal in value to such benefits, and (y) during any period when the Executive is eligible to receive any such benefits under another employer-provided plan, the benefits provided by the Company under this paragraph may be secondary to those provided under such other plan. As used herein, "Imputed Annual Bonuses" shall mean the "target" bonuses or similar amounts under any Company bonus plan then in effect approved by the Board that the Executive would have received had he not been terminated.

      6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or
          -------------------------
limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (f) of Section 10, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

     7.  No Mitigation or Reduction.  In no event shall the Executive be
         --------------------------
obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

     8.  Confidential Information; Other Covenants.
         -----------------------------------------

         (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its businesses that the Executive has obtained during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this paragraph
(a) of Section 8) ("Confidential Information"), unless disclosure of such information is required by court order. The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

         (b) During the full original term of the Employment Period, except as otherwise provided in paragraph (d) of this Section 8, the Executive shall not, without the prior written consent of the Board, engage in or become associated with a Prohibited Activity. For purposes of this paragraph (b) of Section 8:
(i) a "Prohibited Activity" means any business or other endeavor that engages in the interactive entertainment or educational software business in which the Company is at the date hereof, or at any time during the Employment Period, engaged in the United States (including Puerto Rico); and (ii) except as provided on Schedule A, the Executive shall be considered to have become "associated with a Prohibited Activity" if he becomes directly or indirectly involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, lender, or in any other capacity with any individual, partnership, corporation or other organization that is engaged in an Prohibited Activity. Notwithstanding the foregoing: (i) the Executive may make and retain investments during the Employment Period in not more than five percent (5%) of the equity of any entity engaged in a Prohibited Activity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market; and (ii) if the Executive's employment is terminated because of Disability, the provisions of this paragraph (b) of Section 8 shall only apply if, following notice from the Executive that his disability has ended and that he intends to seek employment in a Prohibited Activity, the Company commences payment and continues to pay from the date of such notice throughout the remainder of the Employment Period the compensation and benefits provided for hereunder in respect of such remaining term.

     (c) The Executive agrees that he will not, at any time during the full original term of the Employment Period, without the prior written consent of the Company, whether directly or indirectly, solicit the employment of, whether as an employee, officer, director, agent, consultant or independent contractor, any person who was or is at any time during the previous twelve (12) months an employee, representative, officer or director of the Company or any of its affiliates.

     (d) The Executive acknowledges and agrees that the Company's remedy at law for any breach of the Executive's obligations under this Section 8 would be inadequate and agrees and consents that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision of such Section without the necessity of proof of actual damage. With respect to any provision of this Section 8 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination.

     9.  Successors.
         ----------

         (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

     10. Miscellaneous.
         -------------

         (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, terminated or waived except with the prior written consent of MCA, and then only by a written agreement executed by the parties hereto or their respective successors and legal representatives. MCA is intended to be and shall be a third-party beneficiary of the preceding sentence.

         (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:
     -------------------

     -------------------
     -------------------
     -------------------

     If to the Company:
     ------------------
     Interplay Productions, Inc.
     17922 Fitch Avenue
     Irvine, CA  92714

            Attention:  Chuck Camps

     With a copy to:
     ---------------

     MCA INC.
     100 Universal City Plaza
     Universal City, CA  91608

            Attention: Charles S. Paul

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 10. Notices and communications shall be effective when actually received by the addressee.

            (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

             (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement except to the extent any other party hereto is materially prejudiced by such failure.

        (f) The Executive and the Company acknowledges that this Agreement supersedes any other agreement between them concerning the subject matter hereof.


     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                            /s/ Christopher J. Kilpatrick
                                            -----------------------------
                                            Christopher J. Kilpatrick


                                            INTERPLAY PRODUCTIONS, INC.


                                            By: /s/ Steven Camps
                                                --------------------------

                                  SCHEDULE A
                                      TO
                             EMPLOYMENT AGREEMENT
                                    BETWEEN
                    _____________ AND INTERPLAY PRODUCTIONS


The Executive's services shall be performed within a thirty (30) mile radius of the Company's facility at 17922 Fitch Avenue, Irvine, California 92714.

                                                                   EXHIBIT 10.27

                                  May 14, 1998



Chris Kilpatrick
c/o Interplay Productions
16815 Von Karman Avenue
Irvine, California  92606

Dear Chris:

     The Company agrees to use its diligent efforts to cause the Company to engage, at the Company's cost, a mutually agreeable executive compensation consultant to review senior management's compensation and to have such consultant deliver a recommended compensation program for senior management, including Chris Kilpatrick, to the Compensation Committee of the Board of Directors for its consideration. While the third party recommendation shall not be binding on any party, we agree to discuss in good faith the recommendation of the consultant and your employment terms and to use good faith efforts to mutually agree on your employment terms, within the next six months, with such terms going into effect as soon as possible following all necessary board and other approvals.

     In the event your employment with the Company is terminated (a) by the Company following the date hereof for any reason or without reason, (b) by you within six (6) months following the date hereof for "Good Reason" (as defined in the Employment Agreement) or (c) by you after that date which is six (6) months following the date hereof for any reason or without reason (any such termination being hereinafter referred to as a "Qualifying Termination"), and regardless of whether the Employment Agreement dated May 1, 1994 (the "Employment Agreement") is still in effect, you shall be entitled to receive severance payments for a one (1) year period beginning on the date of termination, in equal payments at such times as base salary would be ordinarily paid, in an aggregate amount as calculated by Sections 5(b)(i)(A), 5(b)(i)(B) and 5(b)(ii) of the Employment Agreement, which shall include one hundred fifty percent (150%) of your annual base salary in effect as of today or, if higher, your annual base salary in effect at the time of termination. The Company's obligation to make such severance payments shall be conditioned upon your continued compliance with your obligations under Section 8(b) of the Employment Agreement, which is incorporated herein by this reference, it being understood and agreed that such provisions shall not restrict your ability to practice law representing clients in the interactive entertainment software industry. The Company shall have no right of offset against any severance payment, and failure to pay any overdue severance payment within five (5) business days of the written notice from you shall accelerate all remaining severance payments, which amounts will be paid within ten (10) business days of such acceleration. Your rights under this paragraph are severable from the remainder of this agreement, and there are no conditions or events precedent to the enforcement by you of your rights as stated in this paragraph.

     This will further confirm that you shall be entitled to receive a bonus of $50,000 with respect to the Company's performance for the 12 months ended April 30, 1998 plus an additional discretionary payment of $25,000. For purposes of calculating the severance payment above, until we agree on a new bonus target, the "target" bonus amount imputed under the calculation in Section 5(b)(i)(B) is set at 75% of $50,000. This agreement shall not be interpreted as setting a guideline for your actual bonus plan for the period beginning May 1, 1998 and ending December 31, 1998, or for subsequent periods thereafter.

     This letter shall constitute a legal and binding obligation of the Company and you and is enforceable against both parties in accordance with its terms. This agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company. This letter constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and may not be amended or modified except in a writing signed by both parties. You hereby waive any and all severance payment obligations under your Employment Agreement or otherwise outside this agreement and agree that the severance payments in this Agreement represent the entire severance obligation of the Company to you by law or by contract. This letter does not establish an independent term of employment and does not limit the Company's right to terminate your employment subject solely to the severance obligations contained in this letter. The provisions of Sections 6, 7, 8(a), 9, 10(d) and 10(e) of the Employment Agreement are incorporated herein by this reference. The losing party in any litigation regarding the interpretation or enforcement of this agreement shall pay the attorneys' fees and costs of the prevailing party.

     This agreement does not amend your Employment Agreement but sets forth a separate agreement regarding the terms described herein. All references to the Employment Agreement herein are incorporated herein by reference.

     All notices required to be given to the Company pursuant to this agreement shall be sent to: Brian Fargo at Interplay Productions, 16815 Von Karman Avenue, Irvine, California 92606, with a copy to: Keven F. Baxter at the same address.

  Please confirm your agreement to the foregoing by signing a copy of this letter in the space provided below.


                                   Very truly yours,

                                   INTERPLAY PRODUCTIONS



                                   By:          /s/ BRIAN FARGO
                                      ---------------------------------------
                                      Brian Fargo, Chief Executive Officer



                                   By:          /s/ LISA LATHAM
                                      ---------------------------------------
                                      Lisa Latham, Secretary

AGREED:


/s/ CHRISTOPHER J. KILPATRICK
-----------------------------
Chris Kilpatrick

May 14, 1998